EXHIBIT 99.1

Harsco Corporation Reports Third Quarter 2013 Results

Company Reports Adjusted EPS in Line With Guidance; Infrastructure Joint Venture on Track to Close in the Fourth Quarter

CAMP HILL, Pa., Nov. 7, 2013 (GLOBE NEWSWIRE) -- Diversified global industrial company Harsco Corporation (NYSE:HSC) today reported third quarter 2013 results. Including special items related to the Company's previously announced Infrastructure joint venture transaction of $3.09 per share, third quarter 2013 U.S. GAAP ("GAAP") diluted loss per share from continuing operations was $2.89. This compares with GAAP diluted earnings per share of $0.32 in the third quarter of 2012. Excluding special items, adjusted diluted earnings per share from continuing operations were $0.20 in the third quarter of 2013 and $0.39 in the third quarter of 2012. (See the attached Non-GAAP Financial Measures tables for reconciliation of GAAP and adjusted results.)

CEO Comment

"Our third quarter results were in line with our guidance, and cash flow generation was quite strong," said Harsco President and CEO Patrick Decker. "During the quarter we announced the first major step to transform Harsco through the sale of our Infrastructure business into a joint venture with Clayton, Dubilier & Rice. We are on track to close the transaction in the fourth quarter. The transaction will immediately strengthen our financial profile and increase our financial flexibility to pursue higher return, higher growth opportunities. Moreover, we believe our minority equity stake in the new, stronger infrastructure joint venture will create significant additional value for our shareholders.

"We are committed to strengthening Harsco's financial return profile and are confident that we are taking the necessary actions to achieve this goal," continued Mr. Decker. "In Metals & Minerals, we are executing initiatives to drive greater returns on capital and operating effectiveness across the business. In Rail, we are actively rebuilding our project backlog and are pleased to have recently announced our strategic entry into the influential European market with a significant contract win valued at $100 million."

Harsco Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)
	3Q 13	3Q 12	% Change
Revenues	$ 740	$ 757	-2%
Operating income (loss) from continuing operations--GAAP	$ (208)	$ 50	nmf
Operating margin from continuing operations--GAAP	nmf	6.7%
Diluted EPS (loss) from continuing operations--GAAP	$ (2.89)	$ 0.32	nmf
Special items per diluted share	$ 3.09	$ 0.07
Adjusted operating income--excluding special items	$ 42	$ 55	-23%
Adjusted operating margin--excluding special items	5.7%	7.2%
Diluted EPS from continuing operations--excluding special items	$ 0.20	$ 0.39	-49%
Return on invested capital (ttm)--excluding special items	4.2%	4.6%
nmf---not meaningful

Consolidated Third Quarter Operating Results

Total revenues declined two percent to $740 million, primarily due to lower volume of equipment deliveries in Rail compared with the very strong prior-year quarter, as well as the non-renewal of certain contracts in Metals & Minerals. These declines were partially offset by volume growth in Infrastructure and Industrial. Foreign currency translation negatively impacted revenues by $5 million in the quarter.

GAAP operating loss from continuing operations was $208 million, compared with income of $50 million in the prior-year quarter. Excluding special items, adjusted operating income from continuing operations declined 23 percent, primarily due to lower Rail and Metals & Minerals results, as well as certain strategic advisory costs. Adjusted operating margin declined 150 basis points.

Special Items Related to Infrastructure Transaction

The Company's third quarter 2013 GAAP results included special items related to the Infrastructure joint venture transaction. The following table reconciles GAAP and adjusted results.

($ in millions, except EPS)	Operating
	Income	EPS
Reported results--GAAP	$ (208)	$ (2.89)
Non-cash impairment charge related to Infrastructure assets "held-for-sale"	241	2.79
Transaction costs	12	0.11
Tax impact on non-cash deferred tax valuation allowance and undistributed earnings to be repatriated to U.S.		0.24
Depreciation reversal for Infrastructure assets "held-for-sale"	(3)	(0.04)
Adjusted results--Non-GAAP	$ 42	$ 0.20
EPS does not total due to rounding.

Third Quarter Business Review

Metals & Minerals

($ in millions)
	3Q 13	3Q 12	% Change
Revenues	$ 336	$ 345	-3%
Operating income--GAAP	$ 23	$ 26	-13%
Operating margin--GAAP	6.9%	7.6%
Special items	$ --	$ 0.7
Adjusted operating income--excluding special items	$ 23	$ 27	-15%
Adjusted operating margin--excluding special items	6.9%	7.9%
Customer liquid steel tons (millions)	40.7	41.1	-1%

Revenues declined three percent to $336 million, principally due to the non-renewal of certain contracts and the effect of lower scrap and nickel prices, as well as a production outage at a large customer location in North America. These factors were partially offset by the benefit of new contracts coming on line and volume growth in existing contracts. Foreign currency translation negatively impacted revenues by $4 million in the quarter.

Operating income declined 15 percent to $23 million from adjusted operating income of $27 million in the prior-year quarter. Operating margin decreased to 6.9 percent from last year's adjusted 7.9 percent. This performance primarily reflected the aforementioned factors and costs related to the Simplification initiative.

Rail

($ in millions)
	3Q 13	3Q 12	% Change
Revenues	$ 66	$ 91	-27%
Operating income	$ 8	$ 14	-42%
Operating margin	12.1%	15.2%

Revenues declined 27 percent to $66 million, primarily due to lower volume of equipment deliveries and contract services. These declines were partially offset by strong aftermarket parts sales. The prior-year quarter included a significant level of high-margin equipment deliveries to the China Railway Corporation (formerly the China Ministry of Railways).

Operating income decreased 42 percent and operating margin declined 310 basis points, reflecting the difficult year-over year comparison. While Rail's results were lower than the prior-year quarter, the business delivered better-than-expected operating income and margin due to strong aftermarket parts sales.

Industrial

($ in millions)
	3Q 13	3Q 12	% Change
Revenues	$ 95	$ 91	5%
Operating income	$ 16	$ 17	-5%
Operating margin	16.7%	18.3%

Revenues increased five percent to $95 million, primarily due to strong customer demand for grating products and improved volume for boilers, partially offset by a modest decline in air-cooled heat exchanger volume. Operating income declined five percent to $16 million and operating margin declined 160 basis points due to business mix in the quarter.

Infrastructure

($ in millions)
	3Q 13	3Q 12	% Change
Revenues	$ 243	$ 229	6%
Operating loss--GAAP	$ (242)	$ (6)	nmf
Operating margin--GAAP	nmf	-2.6%
Special items	$ 238	$ 4
Adjusted operating loss--excluding special items	$ (4)	$ (3)	-64%
Adjusted operating margin--excluding special items	-1.7%	-1.1%
Rental equipment utilization rate	59.7%	60.2%
nmf--not meaningful

Revenues grew six percent to $243 million. Infrastructure's GAAP operating loss was $242 million, compared with a loss of $6 million in the prior-year-quarter. Excluding special items in both periods, Infrastructure's operating loss was $4 million, versus $3 million in the comparable quarter. This performance reflected lower industrial services activity in the UK and Benelux, partially offset by improved equipment rental and industrial services activity in North America.

Cash Flow

Free cash flow was $49 million in the third quarter of 2013, compared with $22 million in the prior-year period. This cash flow performance primarily reflected strong improvement in working capital.

Fourth Quarter 2013 Outlook

The Company expects its fourth quarter will include a number of non-recurring items related to the Infrastructure transaction. These include restructuring charges to address stranded Infrastructure costs and to reduce overall corporate overhead costs; an adjustment to the impairment charge recorded in the third quarter of 2013; and transaction-related costs. In addition, the precise timing of the Infrastructure transaction close and subsequent impact on the Company's equity income from the joint venture, as well as its impact on the Company's non-cash tax rate are not known at this time. Therefore, the Company is providing fourth quarter guidance for operating income for its continuing businesses, excluding these items.

Metals & Minerals' revenues for the fourth quarter are expected to grow in the low-single digits and operating income is anticipated to increase in the high-single digits versus the prior year quarter. This outlook reflects growth from higher-return contracts coming on line and modest growth in liquid steel tonnage.

Rail's revenues are expected to decline approximately 30 percent from a very strong prior-year quarter. This outlook reflects the effects of quarter-to-quarter timing of equipment deliveries, specifically the very strong fourth quarter of 2012 that was driven by deliveries to the China Railway Corporation. Despite the anticipated revenue decline, operating margin is anticipated to be in the low-double digits, reflecting strong aftermarket parts sales focus and a continued focus on driving operational efficiencies.

Industrial's revenues are expected to be essentially flat with the prior-year quarter. Operating margin is expected to be in the mid-to-high teens. This business continues to see similar business dynamics as the third quarter, led by stronger grating and boiler sales.

The Company expects operating income from the Metals & Minerals, Rail and Industrial segments to range from $37 to $42 million in the fourth quarter, excluding special items. This outlook reflects the aforementioned segment-specific factors, as well as $2 to $3 million of expenses for ongoing strategic consulting services. The Company reported operating income for these three segments of $51 million, excluding special items, in the fourth quarter of 2012.

Conference Call

As previously announced, the Company will hold a conference call today at 10:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company's website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 86824553. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about the Company's outlook for the fourth quarter of 2013, management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, revenues, cash flows, earnings and Economic Value Added ("EVA®"). Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (7) the seasonal nature of the Company's business; (8) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the timeframe contemplated, or at all; (9) the integration of the Company's strategic acquisitions; (10) the amount and timing of repurchases of the Company's common stock, if any; (11) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (12) the outcome of any disputes with customers; (13) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (14) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (15) the Company's ability to successfully implement its strategic initiatives and portfolio optimization and the impact of such initiatives; (16) the ability and timing to consummate the strategic venture between the Company and Clayton, Dubilier & Rice ("CD&R"), including the ability and timing to obtain required regulatory approvals and satisfy other closing conditions; (17) the strategic venture's ability to promptly and effectively integrate the Company's Infrastructure business and the Brand Energy & Infrastructure Services business and realize the synergies contemplated by the potential transaction; (18) the Company's ability to realize cost savings from the divestiture of the Harsco Infrastructure Segment, as well as the transaction being accretive to earnings and improving operating margins and return on capital; (19) risk and uncertainty associated with intangible assets; and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2012. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that play a fundamental role in worldwide growth and development, including steel and metals production, construction, railways and energy. Harsco's common stock is a component of the S&P MidCap 400 Index and the Russell 1000 Index. Additional information can be found at www.harsco.com.

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In thousands, except per share amounts)	2013	2012	2013	2012
Revenues from continuing operations:
Service revenues	$ 571,595	$ 571,892	$ 1,707,658	$ 1,769,415
Product revenues	168,450	184,891	507,518	510,278
Total revenues	740,045	756,783	2,215,176	2,279,693

Costs and expenses from continuing operations:
Cost of services sold	450,048	453,304	1,353,749	1,406,727
Cost of products sold	117,844	126,683	355,555	351,707
Selling, general and administrative expenses	124,004	121,856	374,325	376,653
Research and development expenses	3,077	2,162	7,457	6,908
Long-lived asset impairment charge and transaction costs	253,677	--	253,677	--
Other (income) expenses	(228)	2,383	2,158	65,351
Total costs and expenses	948,422	706,388	2,346,921	2,207,346
Operating income (loss) from continuing operations	(208,377)	50,395	(131,745)	72,347
Interest income	388	1,449	1,624	3,005
Interest expense	(12,815)	(11,609)	(37,413)	(36,041)
Income (loss) from continuing operations before income taxes and equity income	(220,804)	40,235	(167,534)	39,311
Income tax expense	(10,795)	(13,545)	(27,268)	(28,489)
Equity in income of unconsolidated entities, net	434	182	1,015	479
Income (loss) from continuing operations	(231,165)	26,872	(193,787)	11,301
Discontinued operations:
Loss on disposal of discontinued business	(640)	(52)	(2,145)	(1,217)
Income tax benefit related to discontinued business	239	248	814	685
Income (loss) from discontinued operations	(401)	196	(1,331)	(532)
Net income (loss)	(231,566)	27,068	(195,118)	10,769
Less: Net income attributable to noncontrolling interests	(2,090)	(664)	(7,495)	(1,023)
Net income (loss) attributable to Harsco Corporation	$ (233,656)	$ 26,404	$ (202,613)	$ 9,746

Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$ (233,255)	$ 26,208	$ (201,282)	$ 10,278
Income (loss) from discontinued operations, net of tax	(401)	196	(1,331)	(532)
Net income (loss) attributable to Harsco Corporation common stockholders	$ (233,656)	$ 26,404	$ (202,613)	$ 9,746

Weighted-average shares of common stock outstanding	80,775	80,659	80,747	80,623
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ (2.89)	$ 0.32	$ (2.49)	$ 0.13
Discontinued operations	--	--	(0.02)	(0.01)
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$ (2.89)	$ 0.33(a)	$ (2.51)	$ 0.12

Diluted weighted-average shares of common stock outstanding	80,775	80,910	80,747	80,863
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ (2.89)	$ 0.32	$ (2.49)	$ 0.13
Discontinued operations	--	--	(0.02)	(0.01)
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$ (2.89)	$ 0.33(a)	$ (2.51)	$ 0.12
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2013	December 31 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 115,812	$ 95,250
Trade accounts receivable, net	354,121	600,264
Other receivables	29,627	39,836
Inventories	176,792	236,512
Assets held-for-sale	714,986	2,399
Other current assets	74,238	92,182
Total current assets	1,465,576	1,066,443
Property, plant and equipment, net	706,618	1,266,225
Goodwill	428,027	429,198
Intangible assets, net	54,684	77,726
Other assets	114,628	136,377
Total assets	$ 2,769,533	$ 2,975,969
LIABILITIES
Current liabilities:
Short-term borrowings	$ 274,283	$ 8,560
Current maturities of long-term debt	7,337	3,278
Accounts payable	196,530	221,479
Accrued compensation	53,788	94,398
Income taxes payable	1,541	10,109
Dividends payable	16,536	16,520
Insurance liabilities	13,640	19,434
Advances on contracts	28,108	47,696
Liabilities of assets held-for-sale	218,046	--
Other current liabilities	150,642	216,101
Total current liabilities	960,451	637,575
Long-term debt	787,568	957,428
Deferred income taxes	8,337	18,880
Insurance liabilities	42,003	63,248
Retirement plan liabilities	314,593	385,062
Other liabilities	51,248	52,152
Total liabilities	2,164,200	2,114,345
EQUITY
Harsco Corporation stockholders' equity:
Common stock	140,224	140,080
Additional paid-in capital	158,417	152,645
Accumulated other comprehensive loss	(429,665)	(411,168)
Retained earnings	1,423,209	1,675,490
Treasury stock	(746,046)	(745,205)
Total Harsco Corporation stockholders' equity	546,139	811,842
Noncontrolling interests	59,194	49,782
Total equity	605,333	861,624
Total liabilities and equity	$ 2,769,533	$ 2,975,969

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2013	2012	2013	2012

Cash flows from operating activities:
Net income (loss)	$ (231,566)	$ 27,068	$ (195,118)	$ 10,769
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	56,496	61,293	178,136	188,182
Amortization	4,120	4,595	12,967	15,662
Deferred income tax expense (benefit)	5,993	4,934	3,465	(6,867)
Equity in income of unconsolidated entities, net	(434)	(182)	(1,015)	(479)
Dividends from unconsolidated entities	--	154	--	308
Harsco 2011/2012 Restructuring Program non-cash adjustment	--	2,229	--	21,787
Impairment of long-lived assets	241,323	--	241,323	--
Other, net	708	(13,279)	(1,449)	(29,263)
Changes in assets and liabilities:
Accounts receivable	26,204	4,317	(21,194)	(1,247)
Inventories	2,692	1,552	(10,671)	(23,298)
Accounts payable	18,933	(16,768)	28,882	(24,719)
Accrued interest payable	5,767	5,755	6,333	5,786
Accrued compensation	9,746	8,005	(5,036)	2,286
Harsco Infrastructure Segment 2010 Restructuring Program accrual	(575)	(2,004)	(870)	(4,755)
Harsco 2011/2012 Restructuring Program accrual	(3,546)	(4,542)	(14,496)	(8,050)
Other assets and liabilities	(28,143)	(7,505)	(57,170)	(34,733)

Net cash provided by operating activities	107,718	75,622	164,087	111,369

Cash flows from investing activities:
Purchases of property, plant and equipment	(61,515)	(64,925)	(181,706)	(172,770)
Proceeds from sales of assets	2,094	6,316	16,947	42,889
Purchases of businesses; net of cash acquired	(2,841)	(517)	(2,841)	(517)
Other investing activities, net	(2,585)	(891)	(4,985)	457

Net cash used by investing activities	(64,847)	(60,017)	(172,585)	(129,941)

Cash flows from financing activities:
Short-term borrowings, net	(3,949)	(12,936)	239	(39,302)
Current maturities and long-term debt:
Additions	157,466	29,958	284,861	249,034
Reductions	(152,400)	(27,223)	(203,677)	(151,399)
Cash dividends paid on common stock	(16,559)	(16,519)	(49,652)	(49,548)
Dividends paid to noncontrolling interests	(225)	(192)	(2,880)	(2,264)
Contributions from noncontrolling interests	120	112	4,622	8,097
Purchase of noncontrolling interests	--	--	(166)	--
Common stock issued - options	--	--	371	725
Other financing activities, net	(405)	(1)	(405)	(2,709)

Net cash provided (used) by financing activities	(15,952)	(26,801)	33,313	12,634

Effect of exchange rate changes on cash	(108)	3,567	(4,253)	(1,506)

Net increase (decrease) in cash and cash equivalents	26,811	(7,629)	20,562	(7,444)

Cash and cash equivalents at beginning of period	89,001	121,369	95,250	121,184

Cash and cash equivalents at end of period	$ 115,812	$ 113,740	$ 115,812	$ 113,740

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)

	Three Months Ended September 30, 2013		Three Months Ended September 30, 2012

(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 335,705	$ 23,036	$ 344,867	$ 26,350

Harsco Infrastructure	242,569	(242,098)	229,287	(6,065)

Harsco Rail	66,424	8,063	91,423	13,906

Harsco Industrial	95,347	15,901	91,206	16,710

General Corporate	--	(13,279)	--	(506)

Consolidated Totals	$ 740,045	$ (208,377)	$ 756,783	$ 50,395

	Nine Months Ended September 30, 2013		Nine Months Ended September 30, 2012

(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 1,009,175	$ 66,857	$ 1,069,741	$ 79,662

Harsco Infrastructure	709,800	(256,342)	701,829	(83,956)

Harsco Rail	216,636	27,554	239,098	35,272

Harsco Industrial	279,565	48,152	269,025	47,663

General Corporate	--	(17,966)	--	(6,294)

Consolidated Totals	$ 2,215,176	$ (131,745)	$ 2,279,693	$ 72,347

HARSCO CORPORATION RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30

(In thousands)	2013	2012	2013	2012

Diluted earnings (loss) per share from continuing operations, as reported	$ (2.89)	$ 0.32	$ (2.49)	$ 0.13
-- Long-lived asset impairment charge (a)	2.79	--	2.79	--
-- Harsco Infrastructure Segment sale transaction costs (b)	0.11	--	0.11	--
-- Depreciation expense reduction on Harsco Infrastructure Segment assets classified as held-for-sale (c)	(0.04)	--	(0.04)	--
-- Non-cash tax impact of Harsco Infrastructure Segment sale (d)	0.24	--	0.24	--
-- Harsco 2011/2012 Restructuring Program charge (e)	--	0.10	--	0.84
-- Gains associated with exited countries (f)	--	(0.04)	--	(0.10)
-- Former CEO separation expense (g)	--	--	--	0.04
-- Gains on pension curtailment (h)	--	--	--	(0.02)

Adjusted diluted earnings per share from continuing operations	$ 0.20 (i)	$ 0.39 (i)	$ 0.60 (i)	$ 0.89

(a) Long-lived asset impairment charge resulting from the announced sale of the Harsco Infrastructure Segment (3Q 2013 $241.3 million pre-tax).
(b) Harsco Infrastructure Segment sale transaction costs recorded as Corporate expenses (3Q 2013 $12.4 million pre-tax).
(c) Depreciation expense reduction resulting from classification of Harsco Infrastructure Segment assets as held-for-sale (3Q 2013 $3.4 million pre-tax).
(d) Non-cash tax impact of Harsco Infrastructure Segment sale – undistributed earnings of subsidiaries and deferred tax valuation allowance (3Q 2013 $19.2 million).
(e) Charges resulting from the Harsco 2011/2012 Restructuring Program in the Harsco Infrastructure Segment (3Q 2012 $7.7 million pre-tax; 9 months 2012 $71.7 million pre-tax) and the Harsco Metals & Minerals Segment (3Q 2012 $0.7 million pre-tax; 9 months 2012 $1.4 million pre-tax).
(f) Non-cash gains related to the closure of certain European operations in the Harsco Infrastructure Segment (3Q 2012 $4.2 million pre-tax; 9 months 2012 $10.9 million).
(g) Separation expense for former CEO (1Q 2012 $4.1 million pre-tax).
(h) Pension curtailment gains in the Harsco Metals & Minerals Segment (1Q 2012 $1.7 million pre-tax).
(i) Does not total due to rounding.

The Company's management believes diluted earnings per share from continuing operations excluding special items, a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS (a) (Unaudited) (In thousands)

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals
Three Months Ended September 30, 2013
Operating income (loss), excluding special items	$ 23,036	$ (4,156)	$ 8,063	$ 15,901	$ (925)	$ 41,919
Revenues, as reported	$ 335,705	$ 242,569	$ 66,424	$ 95,347	$ --	$ 740,045
Operating margin %, excluding special items	6.9%	(1.7)%	12.1%	16.7%		5.7%

Three Months Ended September 30, 2012

Operating income (loss), excluding special items	$ 27,090	$ (2,532)	$ 13,906	$ 16,710	$ (477)	$ 54,697
Revenues, as reported	$ 344,867	$ 229,287	$ 91,423	$ 91,206	$ --	$ 756,783
Operating margin %, excluding special items	7.9%	(1.1)%	15.2%	18.3%		7.2%

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals
Nine Months Ended September 30, 2013
Operating income (loss), excluding special items	$ 66,857	$ (18,400)	$ 27,554	$ 48,152	$ (5,612)	$ 118,551
Revenues, as reported	$ 1,009,175	$ 709,800	$ 216,636	$ 279,565	$ --	$ 2,215,176
Operating margin %, excluding special items	6.6%	(2.6)%	12.7%	17.2%		5.4%

Nine Months Ended September 30, 2012

Operating income (loss), excluding special items	$ 79,393	$ (23,183)	$ 35,339	$ 47,663	$ (1,799)	$ 137,413
Revenues, as reported	$ 1,069,741	$ 701,829	$ 239,098	$ 269,025	$ --	$ 2,279,693
Operating margin %, excluding special items	7.4%	(3.3)%	14.8%	17.7%		6.0%
(a) The Company's management believes operating margin excluding special items, a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance, both on a consolidated basis and at the segment level. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS (a) (Unaudited) (In thousands)

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals
Three Months Ended September 30, 2013

Operating income (loss), as reported	$ 23,036	$ (242,098)	$ 8,063	$ 15,901	$ (13,279)	$ (208,377)
- Long-lived asset impairment charge	--	241,323	--	--	--	241,323
- Harsco Infrastructure Segment sale transaction costs	--	--	--	--	12,354	12,354
- Depreciation expense reduction on Harsco Infrastructure Segment assets classified as held-for-sale	--	(3,381)	--	--	--	(3,381)
Operating income (loss), excluding special items	$ 23,036	$ (4,156)	$ 8,063	$ 15,901	$ (925)	$ 41,919
Revenues, as reported	$ 335,705	$ 242,569	$ 66,424	$ 95,347	$ --	$ 740,045

Three Months Ended September 30, 2012

Operating income (loss), as reported	$ 26,350	$ (6,065)	$ 13,906	$ 16,710	$ (506)	$ 50,395
- Harsco 2011/2012 Restructuring Program charge	740	7,685	--	--	29	8,454
- Gains associated with exited countries	--	(4,152)	--	--	--	(4,152)
Operating income (loss), excluding special items	$ 27,090	$ (2,532)	$ 13,906	$ 16,710	$ (477)	$ 54,697
Revenues, as reported	$ 344,867	$ 229,287	$ 91,423	$ 91,206	$ --	$ 756,783

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals
Nine Months Ended September 30, 2013

Operating income (loss), as reported	$ 66,857	$ (256,342)	$ 27,554	$ 48,152	$ (17,966)	$ (131,745)
- Long-lived asset impairment charge	--	241,323	--	--	--	241,323
- Harsco Infrastructure Segment sale transaction costs	--	--	--	--	12,354	12,354
- Depreciation expense reduction on Harsco Infrastructure Segment assets classified as held-for-sale	--	(3,381)	--	--	--	(3,381)
Operating income (loss), excluding special items	$ 66,857	$ (18,400)	$ 27,554	$ 48,152	$ (5,612)	$ 118,551
Revenues, as reported	$ 1,009,175	$ 709,800	$ 216,636	$ 279,565	$ --	$ 2,215,176

Nine Months Ended September 30, 2012

Operating income (loss), as reported	$ 79,662	$ (83,956)	$ 35,272	$ 47,663	$ (6,294)	$ 72,347
- Harsco 2011/2012 Restructuring Program charge	1,447	71,679	67	--	370	73,563
- Gains associated with exited countries	--	(10,906)	--	--	--	(10,906)
- Former CEO separation expense	--	--	--	--	4,125	4,125
- Gains on pension curtailment	(1,716)	--	--	--	--	(1,716)
Operating income (loss), excluding special items	$ 79,393	$ (23,183)	$ 35,339	$ 47,663	$ (1,799)	$ 137,413
Revenues, as reported	$ 1,069,741	$ 701,829	$ 239,098	$ 269,025	$ --	$ 2,279,693
(a) The Company's management believes operating income excluding special items, a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance, both on a consolidated basis and at the segment level. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION FREE CASH FLOW (a) (Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2013	2012	2013	2012
Net cash provided by operating activities	$ 107,718	$ 75,622	$ 164,087	$ 111,369
Less maintenance capital expenditures (b)	(24,253)	(28,508)	(90,390)	(97,011)
Less growth capital expenditures (c)	(37,262)	(36,417)	(91,316)	(75,759)
Plus capital expenditures for strategic ventures (d)	576	4,952	5,340	9,216
Plus total proceeds from sales of assets (e)	2,094	6,316	16,947	42,889
Free Cash Flow	$ 48,873	$ 21,965	$ 4,668	$ (9,296)
(a) The Company's management believes that free cash flow, a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.
(b) Maintenance capital expenditures are necessary to sustain the Company's current revenue streams and include contract renewals.
(c) Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.
(d) Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.
(e) Asset sales are a normal part of the business model, primarily for the Harsco Infrastructure and Harsco Metals & Minerals Segments.

HARSCO CORPORATION ADJUSTED RETURN ON INVESTED CAPITAL (a)

	Trailing Twelve Months for Period Ended September 30
(in thousands)	2013	2012
Net loss, as reported	$ (466,971)	$ (82,722)
Special items:
-- Long-lived asset impairment charge	241,323	--
-- Harsco Infrastructure Segment sale transaction costs	12,354	--
-- Depreciation expense reduction Harsco Infrastructure Segment assets	(3,381)	--
-- Goodwill impairment charge – Harsco Infrastructure Segment	265,038	--
-- Harsco 2011/2012 Restructuring Program charges	20,935	174,343
-- Charges to exit Harsco Metals & Minerals Segment contract	7,645	--
-- Gains associated with exited countries	--	(10,906)
-- Former CEO separation expense	--	4,125
-- Gains on pension curtailment	--	(1,716)
-- Taxes on above special items	(25,236)	(19,993)
-- Tax impact of Infrastructure Segment sale on undistributed earnings of subsidiaries and valuation allowance	19,189	--
-- Non-cash tax charge against U.K. deferred tax assets	--	36,833
Adjusted net income	$ 70,896	$ 99,964

Total equity	$ 605,333	$ 1,198,589
Plus total debt	1,069,188	968,501
Total capital	$ 1,674,521	$ 2,167,090

Adjusted return on invested capital	4.2%	4.6%

(a) The Company's management believes return on invested capital excluding special items, a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the Company's long-term capital investments. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.
CONTACT: Investor Contact
         Jim Jacobson
         717.612.5628
         jjacobson@harsco.com

         Media Contact
         Kenneth D. Julian
         717.730.3683
         kjulian@harsco.com